EXHIBIT 32

                            NUWAVE TECHNOLOGIES, INC.

                       CERTIFICATE PURSUANT TO SECTION 906
                         OF SARBANES - OXLEY ACT OF 2002
                         -------------------------------

          Each of the undersigned, Gerald Zarin, the Chairman of the Board, President and Chief Executive Officer, and Jeremiah F. O'Brien, Vice President and Chief Financial Officer of NUWAVE Technologies, Inc. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

          IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 14th day of August 2003.


                                               /s/ Gerald Zarin
                                               ----------------
                                               Gerald Zarin
                                               Chairman of the Board, President
                                               and Chief Executive Officer


                                               /s/ Jeremiah F. O'Brien
                                               -----------------------
                                               Jeremiah F. O'Brien
                                               Vice President and
                                               Chief Financial Officer